Exhibit 10.28

THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS VISTAGEN THERAPEUTICS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

VISTAGEN THERAPEUTICS, INC. Amended and Restated Senior Convertible Promissory Bridge Note

U.S. $4,000,000                                                                      Original Issuance Date: June 19,2007                   Maturity Date: June 30,2012

FOR VALUE RECEIVED, VistaGen Therapeutics, Inc., a California corporation (the "Company"), hereby promises to pay to the order of Platinum Long Term Growth VII, LLC or any permitted holder of this Senior Convertible Promissory Bridge Note (the "Payee"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of Four Million Dollars ($4,000,000), with interest on the unpaid principal balance hereof at a rate equal to ten percent (10%) per annum from and including November 1, 2009 (the "Interest Accrual Date"), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Senior Convertible Promissory Bridge Note (this "Note"). This Note is being issued pursuant to the terms and conditions of that certain Letter Loan Agreement, dated June 19, 2007, as amended, by and between the Company and Payee, (the "Loan Agreement"), and replaces those senior convertible promissory notes in the aggregate principal amount of Four Million Dollars ($4,000,000) issued by the Company as provided in the Loan Agreement.

    1.       Automatic Conversion of Principal and Interest: Cash Payment Option.
Subject to Section 4 hereof, upon the closing by the Company of a "Qualified Financing", (as defined below), the outstanding principal amount of this Note together with all accrued and unpaid interest hereunder (the "Outstanding Balance") shall be automatically converted, at the closing and on the same terms and conditions of the Qualified Financing, into such securities, including warrants of the Company, as are issued in the Qualified Financing (the "Qualified Financing Securities"), the number of which shall be determined in accordance with one of the following three formulas, as selected by the Payee in its sole discretion: (A) (the Outstanding Balance as of the closing of the Qualified Financing x (1.25) / $1.75 per share of the Company's Common Stock (as the same may be adjusted as set forth herein, the "Fixed Conversion Price"), (B) (the Outstanding Balance as of the closing of the Qualified Financing x (1.25) / (the per security price of the securities sold in the Qualified Financing (valued at the lowest per share price if more than one transaction constitutes the Qualified Financing)), or (C) (the Outstanding Balance as of the closing of the Qualified Financing) / (the per share price of a share of the Company's common stock assuming a $30 million valuation of the Company on a Fully Diluted Basis (as defined in Section 3 below) (the "Automatic Conversion Formula"): provided, however, that, without the consent of the Holder, no such automatic conversion shall occur with respect to a portion of the Note unless and until the shares issuable to the Holder pursuant to the conversion of such portion of the Note are freely tradable as herein provided (the "Equity Conditions").   For purposes of this Note, a "Qualified Financing" shall mean and be deemed to have occurred following the last to occur of the following:  (i) the closing by the Company of an equity or equity based financing or a series of equity financing following

May 1, 2011 resulting in aggregate gross proceeds to the Company totaling at least $5,000,000 (including the cancellation of indebtedness not otherwise convertible by its terms); and (ii) the Company becomes a Public Company (as defined below). For purposes of the foregoing definition of the Equity Conditions and notwithstanding any restriction on transfer imposed by Section 6(g) of the Loan Agreement, shares issuable to Holder pursuant to a conversion of the Note shall be deemed freely tradable if: (A) the Company is then a Public Company, and (B) such shares (as to all or any portion thereof upon or immediately following conversion): (i) have been issued to Holder pursuant to a registration statement declared effective under the Securities Act, including, without limitation, any such registration statement declared effective in connection with the Qualified Financing, (ii) are registered for resale pursuant to a then effective registration statement declared effective under the Securities Act (and the Company believes, in good faith, that such effectiveness shall continue for the foreseeable future); or (iii) can be sold in any ninety (90) day period without registration under the Securities Act in compliance with Rule 144 promulgated thereunder, including, without limitation, the volume limitations with respect to such sales as contained in paragraph (e) of Rule 144 to the extent applicable. The principal amounts of this Note shall not be included in determining the threshold amount for a Qualified Financing. Upon such automatic conversion, the Payee shall be deemed to be a purchaser in the Qualified Financing and shall be granted all rights, including registration rights afforded to an investor in the Qualified Financing. In the event that the Payee for any reason fails to inform the Company of the Automatic Conversion Formula it desires to use to determine the number of Qualified Financing Securities it will receive pursuant to this Section 1(a), the Outstanding Balance will be converted using the Automatic Conversion Formula that results in the Payee receiving the highest number of Qualified Financing Securities issuable to the Payee upon closing of the Qualified Financing. For purposes of this Section 1, "Public Company" shall mean the Company or the successor of the Company after the occurrence of a Public Event. "Public Event" shall mean the date upon which the Company becomes a publicly traded company or it or any successor is owned by a publicly traded company, by way or merger, share exchange or otherwise. Any balance on this Note that has not converted under this Section 1(a) because the Equity Conditions have not occurred shall thereafter automatically convert upon satisfaction of the Equity Conditions (to the extent the same has not previously been converted pursuant to Section 3 hereof).

    2. Adjustment to Fixed Exercise Price. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Fixed Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Fixed Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Fixed Exercise Price then in effect. The Fixed Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 2. Similar equitable adjustments shall be made for purposes of the determination of the price of any Qualified Financing pursuant to Section 1 above.

    3.       Voluntary Conversion of Principal and Interest. Subject to the terms and conditions of this Section 3 and provided this Note remains outstanding, at any time and from time to time prior to the Maturity Date (as defined below), the Payee shall have the right, at the Payee's option, to convert all or a portion of the Outstanding Balance (the "Conversion Option") into such number of fully paid and non-assessable shares of the Company's common stock (the "Conversion Shares") as is determined in accordance with the following formula: (125% of the Outstanding Balance being converted as of the date of the exercise of the Conversion Option) / the lesser of (i) the Fixed Conversion Price, (ii) the price per share of any Equity or Equity Linked Financing the Company enters into ("Subsequent Financing") or (iii) the per share price of a share of the Company's common stock assuming a $30 million valuation of the Company on a Fully Diluted Basis (as defined below); provided, however, that in the event that the Payee elects to convert all or a portion of the Outstanding Balance pursuant to this Section 3 at any time after the Qualified Financing but prior to the satisfaction of the Equity Conditions as set forth in Section 1(a) hereof, such amount shall convert into the number of Conversion Shares determined in accordance with the Automatic Conversion Formula selected by the Payee pursuant to Section 1 above. If the Payee desires to exercise the Conversion Option, the Payee shall, by personal delivery or nationally-recognized overnight carrier, surrender the original of this Note and give written notice to the Company (the "Conversion Notice"), which Conversion Notice shall (a) state the Payee's election to exercise the Conversion Option, and (b) provide for a representation and warranty of the Payee to the Company that, as of the date of the Conversion Notice, the Payee has not assigned or otherwise transferred all or any portion of the Payee's rights under this Note to any third parties. The Company shall, as soon as practicable thereafter, issue and deliver to the Payee the number of Conversion Shares to which the Payee shall be entitled upon exercise of the Conversion Option, together with a note representing the unconverted balance (if any). Notwithstanding anything to the contrary contained in this Section 3, the Company shall have the right, at the Company's option, on or prior to the consummation of the Qualified Financing (but not thereafter), to pay all or a portion of the accrued and unpaid interest due and payable to Payee upon Payee's exercise of the Conversion Option in cash. For purposes of this Agreement, (y) "Equity and Equity Linked Financing" shall mean the issuance and sale by the Company of its equity securities, the primary purpose of which is to raise capital for the Company, provided, however, that an Equity and Equity Linked Financing shall not be deemed to include the following issuances: (1) shares of common stock issuable or issued to employees, independent contractors, consultants, directors or vendors of the Company directly or pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors of the Company; (2) shares of common stock issued for the purpose of (I) a joint venture, technology licensing or research and development activity, (II) distribution or manufacture of the Company's products or services, or (III) any other transaction involving a corporate partner that is for a purpose other than raising capital through the sale of equity securities; (3) shares of common stock issuable upon conversion of shares of preferred stock outstanding on the Original Issuance Date at the conversion price determined in accordance with the Company's amended and restated articles of incorporation in effect as of the Original Issuance Date; (4) securities issued for the acquisition of another company by the Company by merger, purchase of substantially all of the assets of such corporation or other reorganization; (5) securities issued as a dividend or distribution on preferred stock; (6) securities issued as a dividend on common stock where the Company declares or pays a common stock dividend on the preferred stock in the same manner as declared or paid on the common stock; (7) shares of common stock issued or issuable (I) in apublic offering before or in connection with which all outstanding shares of preferred stock will be converted to common stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such public offering; (8) shares of common stock issuable or shares of preferred stock issuable upon conversion or exercise of options, warrants, notes or other securities or rights granted pursuant to a loan or commercial lease transaction outstanding on the Original Issuance Date at the conversion price determined in accordance with the Company's amended and restated articles of incorporation in effect as of the Original Issuance Date; or (9) by way of dividend or other distribution on shares of common stock excluded from the definition of additional stock by the foregoing clauses (1), (2), (3), (4), (5), (6), (7), (8) or this clause (9), and (z) "Fully-Diluted Basis" shall mean the total number of shares of common stock of the Company then issued and outstanding, assuming (1) the conversion of all preferred stock convertible into common stock; and (2) the exercise of warrants to purchase 956,676 shares of common stock outstanding as of the Original Issuance Date of the Note, assuming an exercise price of $6.00 per share with respect to the warrants issued to the holders of the Original Bridge Notes; and (iii) the exercise of 633,605 options to purchase common stock issued pursuant to the Company's stock option plans as of the Original Issuance Date of this Note.

    4. Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in this Note, if the number of shares of Common Stock to be issued pursuant to any conversion contemplated by this Note would exceed, when aggregated with all other shares of Common Stock owned by the Payee at such time, the number of shares of Common Stock which would result in the Payee beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock, then the portion of the Outstanding Balance that upon conversion would cause the Payee to own in excess of 9.99% of the then issued and outstanding shares of Common Stock shall, at the Holder's option, either (i) convert into the same number of shares of an alternative security of the Company as determined by the Board of Directors of the Borrower in the exercise of its fiduciary duties that would not otherwise result in Payee beneficially owning in excess of 9.99% of the then issued and outstanding shares of Common Stock of the Company, which security shall be convertible into the same number of shares of Common Stock (subject to an appropriate limitation on conversion to limit beneficial ownership to 9.99%) without payment of additional consideration (other than a proportionate surrender of such security) and provide typical protection in the even of merger, stock splits, and related transactions; or (b) remain outstanding (but with no additional interest accrued thereafter if, and only if, the Equity Conditions are satisfied), but such excess shall not be convertible until such portion of the Outstanding Balance can be converted into shares of the Company's Common Stock without causing the Payee to beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Note providing the Borrower with sixty-one (61) days notice (the "Waiver Notice") that such Holder would like to waive this Section 4 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 4 will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

    5. Most Favored Nations Exchange Right. So long as this Note remains outstanding, if the Company enters into any Subsequent Financing on terms more favorable than the terms governing this Note, then the Payee in its sole discretion may exchange this Note (including principal and accrued interest hereunder) for the securities issued or to be issued in the Subsequent Financing.

    6. Principal and Interest Payments.

       (a) In the event a Qualified Financing is not completed or the Payee has not exercised the Conversion Option with respect to the entire amount of this Note, the Company shall repay the entire principal balance then outstanding under this Note on June 30, 2012 (the "Maturity Date"); provided that the Payee may extend the Maturity Date up to an additional one year in its sole discretion.
       (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of ten percent (10%) per annum commencing on the Interest Accrual Date, which interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days. In the event a Qualified Financing occurs on or before December 31, 2011, any interest occurring from the date of issuance of this Amended and Restated Note (May,, 2011) to the date of closing of such Qualified Financing shall be forgiven. In the event a Qualified Financing is not completed and/or to the extent the Payee has not exercised the Conversion Option, all accrued and unpaid interest due under this Note shall be payable on the Maturity Date (as the same may be extended pursuant to subsection (a) above) by the Company in cash. Furthermore, upon the occurrence of an Event of Default (as defined below), then to the extent permitted by applicable law, the Company will pay interest to the Payee on the then outstanding principal balance of the Note from the date of the Event of Default until this Note is paid in full at the rate of fifteen percent (15%) per annum.
       (c) Prepayment of principal under this Note without the express written consent of the Payee is not permitted. The Company may at any time, prior to the Qualified Transaction (but not thereafter unless the Equity Conditions are satisfied) without the consent of the Payee, pay accrued interest in cash.

    7. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

    8. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

       (a) the Company shall fail to. make the payment of any principal amount outstanding for a period of ten (10) days after the date such payment shall become due and payable hereunder; provided, however, that the Company shall have five (5) days to cure any such default; or
       (b) the Company shall fail to make the payment of any accrued and unpaid interest for a period of ten (10) days after the date such interest shall become due and payable hereunder; provided, however, that the Company shall have five (5) days to cure any such default; or
       (c) any material breach by the Company of any representations or warranties or covenants or other obligations of the Company hereunder or in the Loan Agreement or the Warrants issued to the Payee; or
       (d) the holder of any indebtedness of the Company shall accelerate any payment of any amount or amounts of principal or interest on any such indebtedness (the "Indebtedness") (other than with respect to this Note and notes of like tenor) prior to its stated maturity or payment date, the aggregate principal amount of which Indebtedness is in excess of $150,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within fifteen (15) business days of such acceleration; or
       (e) A judgment or judgments for the payment of money shall be rendered against the Company for an amount in excess of $150,000 in the aggregate (net of any applicable insurance coverage) for all such judgments that shall remain unpaid for a period of thirty (30) consecutive days or more after its entry or issue or that shall not be discharged, released, dismissed, stayed or bonded (due to an appeal or otherwise) within the thirty (30) consecutive day period after its entry or issue; or
       (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, as amended (the "Bankruptcy Code") or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic); or
       (g) a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

    9. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, declare by written notice to the Company, the entire unpaid principal balance of this Note together with all interest accrued and unpaid hereon, due and payable without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company may exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding anything to the contrary contained in this Note, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company's common stock in the amounts described herein.

    10. Replacement. Upon receipt of a duly executed and notarized written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

    11. Parties in Interest: Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may not be transferred or sold, pledged, hypothecated or otherwise granted as security by the Payee without the prior written consent of the Company (other than to an affiliate of the Payee), which consent will not be unreasonably withheld.

    12. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

    13. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective

       (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or
       (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of the Payee:                                                  Platinum Long Term Growth VII, LLC
152 West 57* Street 4th Floor
New York, NY 10019 Attention: Michael Goldberg, M.D. Tel. No.: (212) 271-7895 Fax No.: (212) 582-2424
Address of the Company:                                                      VistaGen Therapeutics, Inc.
384 Oyster Point Blvd., Suite #8 South San Francisco, CA 94080 Attention: Chief Executive Officer Tel. No.: (650) 244-9990 Fax No.: (650) 244-9991

    14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

    15. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

    16. Remedies. Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a
Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

    17. Failure or Delay Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    18. Enforcement Expenses. The Company agrees to pay all reasonable costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

    19. Binding Effect. The obligations of the Company and the Payee set forth herein shall be absolute and binding upon the successors and permitted assigns of each such party.

    20. Compliance with Securities Laws. The Payee acknowledges and agrees that this Note and the securities issuable upon the conversion of this Note, is being, and will be, acquired solely for the Payee's own account and not as a nominee for any other party, and for investment purposes only and not with a view to the resale or distribution of any part thereof, and that the Payee shall not offer, sell or otherwise dispose of this Note or the securities issuable upon the conversion of this Note other than in compliance with applicable federal and state laws. The Payee understands that this Note and the securities issuable upon the conversion of this Note are "restricted securities" under applicable federal and state securities laws and that such securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"). The Payee represents and warrants to the Company that the Payee is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. This Note and any Note issued in substitution or replacement therefore, and the securities issuable upon the conversion of this Note, shall be stamped or imprinted with a legend in substantially the following form:
"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS VISTAGEN THERAPEUTICS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

    21. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

    22. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 22 shall affect or limit any right to serve process in any other manner permitted by applicable law.

    23. Waivers. Except as otherwise specifically provided herein, the Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and does hereby consent to any number of renewals or extensions of the time for payment hereof and agrees that any such renewals or extensions may be made without notice and without affecting its liability herein, AND DOES HEREBY WAIVE TRIAL BY JURY. No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

    24. Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

VISTAGEN THERAPEUTICS, INC.

By:_
Name: H. Ralph Snodgrass Title: President